Exhibit 10.19

ASSET PURCHASE AGREEMENT

by and between

FIRST SOUTH BANK

and

EMERALD PORTFOLIO, LLC

Dated As Of February 20, 2013

EXHIBIT A – Master Asset Transfer Schedule

EXHIBIT B – Assignment and Assumption Agreement

EXHIBIT C – Bill of Sale

EXHIBIT D – Seller Disclosure Schedules

ASSET PURCHASE AGREEMENT

(Loans and Real Estate Owned)

THIS ASSET PURCHASE AGREEMENT, is made and entered into as of February 20, 2013 (hereinafter referred to as the “Agreement”), by and between FIRST SOUTH BANK, a banking corporation organized and existing under the laws of the state of North Carolina, as seller (hereinafter referred to as “Seller”), and EMERALD PORTFOLIO, LLC, a Delaware limited liability company, as buyer (hereinafter referred to as “Buyer”).

WITNESSETH

WHEREAS, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to acquire and assume from Seller, all of the Purchased Assets and Assumed Obligations, all as more specifically provided herein; and

WHEREAS, in order to effect an orderly transition of the servicing of the Purchased Assets following Buyer’s acquisition and assumption of the Purchased Assets and the Assumed Obligations, Seller has agreed to service the Purchased Assets during the Interim Servicing Period, as more specifically provided herein.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1           Definitions.

All words and phrases shall have the respective meanings specified in this ARTICLE 1 for all purposes of this Agreement.

“Accepted Servicing Practices” means the policies, procedures and practices of Seller applicable to the servicing of the Purchased Assets by Seller in effect on the date of this Agreement, but using no less care and diligence than would be considered commercially reasonable by prudent mortgage lenders, loan servicers and asset managers servicing, managing and administering similar loans and properties.

“Action” means any action, Claim, suit, arbitration, alternative dispute resolution mechanism, complaint, inquiry, investigation, litigation or proceeding (judicial, administrative or arbitral) before any Governmental Body or arbitration or mediation authority.

“Accountant” has the meaning set forth in Section 5.1(c).

“Affiliate” means, when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For the purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person will be deemed to control a specified Person if the Person directly or indirectly or acting through one or more other Persons owns, controls, or has the power to vote twenty-five percent (25%) or more of any class of voting securities of the specified Person.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Allocated Purchase Price” means the portion of the Purchase Price allocated to each Purchased Asset, expressed in U.S. dollars, as set forth on the Allocated Purchase Price Schedule.

“Allocated Purchase Price Schedule” means the schedule, either in written or electronic form, attached hereto as Exhibit E, which identifies the Allocated Purchase Price for each of the Purchased Assets being sold by Seller to Buyer pursuant to this Agreement.

“Ancillary Documents” means the Master Asset Transfer Schedule, the Assignment and Assumption Agreement and the Bill of Sale.

“Applicable Law” means any federal, state, county, local or foreign statute, law, ordinance, Order or regulation or code of any Governmental Body of competent jurisdiction relating to the Purchased Assets.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement in the form attached hereto as Exhibit B.

“Assignment of Mortgage” means, with respect to a Mortgage, an assignment of the Mortgage in recordable form, notice of transfer, or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale and assignment of all of Seller’s right, title and interest in and to the Mortgage to Buyer, to be prepared and executed by Seller in connection with each Loan purchased by Buyer hereunder that is secured by a Mortgage.

“Assignment of Security Document” means, with respect to a Security Document, an assignment of the Security Document, notice of transfer, or equivalent instrument sufficient under Applicable Law to reflect the sale and assignment of all of Seller’s right, title, and interest in and to the related Collateral to Buyer, to be prepared and executed by Seller in connection with each Loan purchased by Buyer hereunder that is secured by Collateral.

“Assumed Obligations” has the meaning set forth in Section 2.1(b).

“Bill of Sale” means the Bill of Sale in the form attached hereto as Exhibit C.

“Borrower” means, with respect to a Note, the person(s) obligated to repay and perform any other obligations pursuant to the Note.

“Buyer” has the meaning set forth in the introductory paragraph hereto.

“Buyer Documents” shall have the meaning set forth in Section 4.2(a).

“Buyer Indemnified Parties” shall have the meaning set forth in Section 6.2(a).

“Cash Flow” means, for any period, the sum of (a) payments of principal, interest, fees or penalties actually received by Seller in respect of any of the Loans and related Servicing Rights, (b) proceeds actually received by Seller under any insurance policies in respect of any of the Loans or Real Estate Owned, (c) proceeds actually received by Seller from the sale or other disposition of any of the Loans or Real Estate Owned, (d) recoveries actually received by Seller in respect of any charged-off Loans, (e) rents, license fees and other income received by Seller or its Affiliates or Representatives on account of the Real Estate Owned, and (f) any other amounts actually received by Seller or its Affiliates or Representatives on account of the Loans and/or Real Estate Owned.

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“Claim” means any claim, demand, assertion, legal proceeding, cause of action (whether tort, contract or any other basis), loss, penalty, fine, forfeiture, judgment, order or decree in any legal or administrative proceedings (including, without limitation, bankruptcy and foreclosure proceedings).

“close of business” means, with respect to any date, 5:00 pm Eastern Time.

“Closing” means, subject to the terms and conditions set forth in this Agreement, the consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Obligations as provided herein.

“Closing Date” means the date on which the Closing occurs, but not later than March 1, 2013, provided that the conditions set forth in ARTICLE 5 shall have been satisfied or waived (other than those conditions to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions), by such date.

“Closing Date Statement” means a statement, in form and substance acceptable to Seller and Buyer, which contains the Estimated Purchase Price.

“Collateral” means the underlying personal property, if any, securing a Loan, including all proceeds thereof.

“Cut-Off Date” means February 8, 2013.

“Document Defect” means, with respect to any Loan, that any one (1) or more of the documents identified in clauses (i) and (iii) of Section 5.2(a) either (a) are not delivered to Buyer or such other Person as Buyer shall designate to Seller in writing or (b) fail to meet the applicable requirements of clauses (i) and (iii) of Section 5.2(a).

“Environmental Laws” means, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., (“CERCLA”) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., (“RCRA”) the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., and the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., and all rules and regulations promulgated pursuant to any of the above statutes, and any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, decree, order, rule, regulation, permit condition, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, in each case relating to Environmental Matters.

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“Environmental Matters” means any matters arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including, without limitation, the ambient and indoor air, surface and ground waters, land and soils, buildings, and indoor workplaces, and any of the foregoing relating to the use, generation, transport, treatment, storage, or disposal of any Hazardous Substances.

“Escrow Agent” means an escrow agent or title company mutually acceptable to Seller and Buyer.

“Estimated Purchase Price” means Seller’s good faith estimate of the Purchase Price as of the Closing Date, as set forth on the Closing Date Statement.

“Excluded Asset” has the meaning set forth in Section 2.2.

“Expenses” means, with respect to Purchased Assets, the sum of all reasonable and actual, out-of-pocket third party costs and expenses of Seller arising out of or relating to the servicing and workout of the Purchased Assets; provided, however, that in no event shall Expenses include any servicing fees, asset management fees, costs of funds or any other amounts payable to Seller or any Affiliate or Representative of Seller. Amounts included in Expenses shall be pro-rated as applicable for amounts incurred in respect of periods beginning prior to the beginning of the applicable period to which the Expenses relate or ending after the end of the applicable period to which the Expenses relate.

“Final Closing Statement” has the meaning set forth in Section 5.1(b).

“Governmental Body” means any government or governmental, administrative or regulatory body thereof or political subdivision thereof, or any governmental department, commission, board, bureau, agency or instrumentality or authority, whether foreign, federal, state or local, or any court or arbitrator (public or private).

“Hazardous Substance” means any hazardous waste, hazardous material, petroleum or petroleum byproducts, asbestos and asbestos-containing materials, radioactive material, polychlorinated biphenyls, pollutant, contaminant, or other material or substance that is defined by or regulated under any Environmental Law.

“Indemnification Claim” has the meaning set forth in Section 6.3(a).

“Indemnified Party” has the meaning set forth in Section 6.3(a).

“Indemnifying Party” has the meaning set forth in Section 6.3(a).

“Impound Amounts” means, with respect to any Loan, the amounts held by Seller for payment of Taxes, mortgage insurance premiums and fire and hazard insurance premiums, insurance loss proceeds or any other amounts impounded or reserves held by Seller pursuant to the Mortgage or Collateral or any other Loan Document, together with any interest accrued on the funds so reserved or impounded.

“Intellectual Property Right” means trade secrets, patents and patent applications, trademarks (whether registered or unregistered and including any goodwill acquired in such trade marks), service marks, trade names, business names, internet domain names, e-mail address names, copyrights (including but not limited to rights in computer software), moral rights, database rights, design rights, rights in know-how, rights in confidential information, rights in inventions (whether patentable or not) and all other intellectual property and proprietary rights (whether registered or unregistered, and any application for the foregoing), and all other equivalent or similar rights which may subsist anywhere in the world.

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“Interim Servicing Period” has the meaning set forth in Section 2.4.

“Law” means any foreign, federal, state, provincial or local law, statute, code, ordinance, rule regulation or Order.

“Liability” means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

“Lien” means any lien, encumbrance, equity, pledge, mortgage, deed of trust, participation interest, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction or any other security interest of any nature.

“Loan” means an individual loan sold by Seller and purchased by Buyer pursuant to this Agreement, provided that such loan is also identified as such on the Master Asset Transfer Schedule.

“Loan Documents” means with respect to a Loan, the originals or certified copies of all of the agreements, certificates, legal opinions or other documents evidencing or related to such Loan, including the original Note, the original or certified copy of the recorded Mortgage and Assignment of Mortgage (if the Loan is secured by a Mortgage), the original or certified copy of all Security Document(s) and all Assignment(s) of Security Document (if the Loan is secured by Collateral), any other security documents, the Loan application, the Borrower’s credit report, and the title report for the related Mortgaged Property (if the Loan is secured by a Mortgage).

“Loan File” means, with respect to a Loan, the file containing the Loan Documents listed in Section 5.2(a) below.

“Losses” has the meaning set forth in Section 6.2(a).

“Master Asset Transfer Schedule” means the schedule, either in written or electronic form, attached hereto as Exhibit A, which identifies the Purchased Assets being sold by Seller to Buyer pursuant to this Agreement, and includes certain information regarding such Purchased Assets as of the Cut-Off Date specified therein. The information to be provided shall include at least the following information: (a) the name of the Borrower; (b) the Unpaid Principal Balance of the Purchased Asset; (c) the property address of the Mortgaged Property or Real Estate Owned (as applicable) (including the state and county); (d) the priority of the Mortgage (if the Loan is secured by a Mortgage); (e) a description of the Collateral (if the Loan is secured by Collateral); (f) Seller’s account number; (g) the monthly payment as of the Cut-Off Date; (h) the origination date; (i) the maturity date as of the Cut-Off Date; (j) the date the next loan payment is due as of the Cut-Off Date.

“Mortgage” means, with respect to a Loan secured by a lien on Mortgaged Property, the instrument, including a mortgage or deed of trust, securing such Loan that creates a Lien on the related Mortgaged Property.

“Mortgaged Property” means the underlying real property, if any, securing a Loan, including all improvements thereon.

“Note” means, with respect to a Loan, the promissory note or other evidence of the obligation to repay such Loan.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

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“Ordinary Course Transaction” means the modification or resolution of any Loan in the ordinary course of business by Seller or its Representatives (acting in the ordinary course of business) consistent with past practice, Accepted Servicing Practices and Applicable Law.

“Performing Loans” means each Loan with respect to which, as of the Cut-off Date:

(a)          all monthly payments due under the related Mortgage and Note through and including the Cut-off Date, have been made;

(b)          no monthly payment required to be made under the related Mortgage and Note has been paid more than thirty (30) days after its due date (excluding any applicable grace period) during the twelve (12) month period immediately preceding the Cut-off Date;

(c)          there is no, and during the twelve (12) months immediately preceding Closing Date there has been no, event of acceleration or material default, breach or violation existing under the Mortgage or the Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such an event of acceleration or material default, breach or violation, and Seller has not waived any such default, breach, violation or event of acceleration;

(d)          if Seller requires Taxes and other governmental assessments (including assessments payable in future installments) to be impounded, Taxes and all other governmental assessments, if and to the extent shown on the periodic Tax bill for the Mortgaged Property issued by the county or municipal Tax collector, currently due and owing in respect of or affecting the related Mortgaged Property, (A) have been paid or (B) are being contested in good faith and (ii) if amounts for such Taxes or assessments are not impounded by Seller, Seller has not received notice of nonpayment thereof;

(e)          if Seller requires insurance premiums to be impounded, all insurance premiums required to be paid currently due and owing have been paid, and if Seller has not required insurance premiums to be impounded and Seller has received any notice of cancellation or non-renewal with respect to any insurance coverage as may be required under the Loan Documents in respect of or affecting the related Mortgaged Property, the related Mortgaged Property is under force-placed insurance coverage;

(f)          Seller has not accelerated the Loan during the twelve (12) months immediately preceding the Closing Date;

(g)          Seller has not advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Note;

(h)          Seller has not re-aged such Loan except in compliance with Seller’s written policies and procedures applied on a consistent basis; and

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(i)          no payments of other charges or payments due Seller have been capitalized under the Mortgage or the Note.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Permitted Lien” means (i) statutory landlord’s, mechanic’s, materialmen’s, carrier’s, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business for amounts which are not yet due and payable as of the Closing Date and which are not, individually or in the aggregate, material (as it relates to the individual Loan or Real Estate Owned), (ii) Liens for Taxes not yet due and payable as of the Closing Date, (iii) Liens arising from zoning ordinances which do not materially interfere with the benefits intended to be provided by the Mortgaged Property, (iv) with respect to any Mortgaged Property, easements, rights of way, reservations, licenses, encroachments, variations or similar restrictions, charges and encumbrances on title that do not secure monetary obligations and do not materially impair the use of such property for its intended purposes or the value thereof, (v) liens arising from unpaid property Taxes that constitute Seller Retained Liabilities, and (vi) Liens described on the Seller Disclosure Schedules.

“Protective Advances” means amounts advanced by Seller out of its own funds to pay delinquent Taxes or insurance premiums with respect to the Loans, which advances are ultimately reimbursable from the related Borrower under the Loan Documents.

“Purchased Assets” has the meaning set forth in Section 2.1(a).

“Purchase Price” means the amount equal to $25,068,842.44; plus for any Performing Loan, accrued but unpaid interest and assessed but unpaid late fees due up to the Cut-Off Date but received after the Cut-Off Date; plus Protective Advances and Expenses with respect to the Loans paid by Seller following the Cut-Off Date and before the Closing Date, minus all Cash Flow for the period following the Cut-Off Date and before the Closing Date, minus the aggregate amount of the Related Escrow Accounts and/or Impound Amounts, if any, pertaining to the Loans; provided, however, that Seller may, with the consent of Buyer, where allowed by applicable laws, statutes, rules, and regulations of all federal, state, local, governmental, or quasi-governmental entities or authorities having jurisdiction, wire transfer such amount from Seller to Buyer for the aggregate amount of the Related Escrow Accounts and/or Impound Amounts in lieu of decreasing the Purchase Price hereunder. In any event, Buyer and Seller shall comply with all applicable laws, statutes, rules, and regulations of all federal, state, local, governmental, or quasi-governmental entities or authorities having jurisdiction with respect to the transfer of the Related Escrow Accounts and/or Impound Amounts, and Buyer hereby assumes upon receipt of the credit to the Purchase Price or the payment from Seller to Buyer for the Related Escrowed Accounts and/or Impound Amounts held by the Seller all obligations and duties with respect to the establishment, holding and management of the Related Escrow Accounts and/or Impound Amounts from and after the Closing Date. Notwithstanding the foregoing, in the event that any Related Escrow Accounts carry a negative balance at Closing, Seller shall not, under any circumstances, be provided with a credit at Closing for such negative escrow amounts; provided, that if such negative escrow amounts are recovered during the Interim Servicing Period, Seller shall be entitled to retain such amounts.

“Qualified Assignee” means investment funds or accounts (or any subsidiary thereof) managed by Oaktree Capital Management, L.P. or any Affiliate or subsidiary of Oaktree Capital Management, L.P.

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“Real Estate Owned” means real property acquired by Seller before the Closing Date by foreclosure or other means, and which is being sold by Seller and purchased by Buyer pursuant to this Agreement, as identified in the Master Asset Transfer Schedule, including without limitation the following: (a) any and all easements, appurtenances, covenants and other rights related to such Real Estate Owned; (b) any and all fixtures, equipment and other personal property which at the Closing Date are placed in or attached to such real property, to the extent transferable and not owned or leased by tenants or other occupants of such real property which are not Affiliates or Representatives of Seller; (c) all causes of action, lawsuits, judgments, Claims and demands of any nature available to or being pursued by or for the benefit of Seller or its Affiliates with respect to the Real Estate Owned or the ownership, use, function, value of or other rights pertaining thereto, whether arising by way of counterclaim or otherwise; provided, however, that the Real Estate Owned does not include any Seller Retained Liabilities, (d) all leases and licenses and other related or similar agreements; (e) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing; and (f) all REO Files.

“Related Escrow Accounts” means all funds held by Seller or its Affiliates or Representatives with respect to the Loans, if any, including, but not limited to, all principal and interest funds and all buy down funds and all tax and insurance funds and other mortgage escrow (including interest accrued thereon for the benefit of the Borrowers under the Loans) maintained by Seller relating primarily to the Servicing Rights.

“REO File” means all Loan Documents, leases, books, records, files and papers, whether in hard copy or computer format, pertaining to the Real Estate Owned in the possession or control of Seller or its Affiliates or Representatives, including, without limitation, foreclosure documentation, engineering information, photographs, data, sales and purchase correspondence, appraisals, lists of present and former suppliers, accounts and account histories, invoices, insurance policies, environmental site assessments and any information relating to any Tax imposed on the Real Estate Owned.

“Representative” means, with respect to any Person, any and all directors, officers, partners, employees, consultants, financial advisors, counsel, accountants, servicers, asset managers and other agents of such Person.

“Seller” has the meaning set forth in the introductory paragraph hereto.

“Seller Disclosure Schedules” means the Disclosure Schedules delivered by Seller to Buyer prior to the execution and delivery of this Agreement, and attached hereto as Exhibit D.

“Seller Documents” shall have the meaning set forth in Section 3.2(a).

“Security Document” means, with respect to a Loan secured by Collateral, the security agreement and/or other documents and instruments, if any, that grant and perfect a security interest in the Collateral to Seller.

“Seller Indemnified Parties” shall have the meaning set forth in Section 6.2(b).

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“Seller Retained Liabilities” means (a) any Claims by any Borrower or any other Person relating to any wrongful act or omission or violation of Applicable Law or Accepted Servicing Practices, or alleged act or omission or violation of Applicable Law or Accepting Servicing Practices, or error, of Seller or any Affiliate or Representative of Seller, or any employee, agent or Representative acting on their behalf, with respect to the origination, ownership, administration or servicing of any of the Purchased Assets, or any document, agreement or instrument contained therein or relating thereto, occurring on or prior to the Closing Date, (b) any Claims by any Borrower or any other Person relating to any breaches by Seller of any of the Loan Documents prior to the Closing Date, and (c) any Claims involving property Taxes affecting any Mortgaged Property or Real Estate Owned, that are due and payable as of the Closing Date and remain unpaid as of the Closing Date, and which are or may become a lien of priority equal to or senior to the lien of the related Mortgage. Notwithstanding the foregoing, Seller Retained Liabilities shall not include any Claims by any Borrower or any other Person arising out of or related to any action or omission of the Seller that was taken at the written direction or with the prior written consent of the Buyer.

“Seller’s Knowledge” means the actual knowledge of K. Gregory Britt, John F. Nicholson, Jr., and any other asset managers and/or loan officers employed by Seller and/or its Affiliates and Representatives that are directly involved in the servicing or management of the Purchased Assets.

“Servicer” means any party who has agreed to service the Purchased Assets on behalf of Buyer.

“Servicing Loan File” means, with respect to a Loan, the file containing originals or copies of all Loan Documents, except for those Loan Documents included in the related Loan File, including, to the extent applicable, all loan files, credit files and any other documentation, instruments, correspondence and records, in any form, primarily related to the Loan, the Mortgaged Property and/or the Collateral to the extent in the possession or control of Seller or its Affiliates or Representatives, including without limitation, all insurance policies, environmental site assessments, valuations, appraisals, underwriting files, loan history and credit memoranda.

“Servicing Rights” means, with respect to the Loans, the rights and obligations to administer, collect the payments for the reduction of principal and application of interest, collect payments on account of Taxes and insurance, pay Taxes and insurance, remit collected payments, modify, waive or amend any terms or provisions of the applicable Loan Documents, provide portfolio management, foreclosure and default management services, and any other obligations with respect to or in connection with such Loans, together with (a)  rights in all documents or contracts creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller thereunder (other than contracts with an outside contractor, subcontractor or third-party vendor that Seller uses to conduct the administration or servicing of the Loans), and (b) the right to receive any fees arising from or connected to such Loans, and all rights, powers and privileges incident to any of the foregoing.

“Servicing Transfer Date” means a date that is mutually agreeable to both Buyer and Seller, but in no event later than ninety (90) days after the Closing Date.

“Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Body, including income, estimated income, escheat, severance, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim refund, amended return and declaration of estimated Tax.

“Transfer Taxes” has the meaning set forth in Section 2.7

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“Unpaid Principal Balance” means (a) with respect to any Loan on any date, the unpaid principal balance of such Loan, not including any accrued but unpaid interest or, for any Performing Loan, assessed but unpaid late fees; provided, for the avoidance of doubt, that no loss reserves existing on the books of Seller in connection with such Loan shall be taken into account in determining the Unpaid Principal Balance of the Loan, and (b) with respect to any Real Estate Owned, the “book value” of such Real Estate Owned on Seller’s books.

Section 1.2           Terms Generally.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)          the terms defined in this Article have the meanings assigned to them in this Article and include both the plural and the singular;

(b)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(c)          the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation.”

Section 1.3           Incorporation by Reference.

All of the Exhibits hereto are incorporated by reference and shall be deemed to be a part of this Agreement.

ARTICLE 2

PURCHASE AND SALE OF THE LOANS and real estate owned

Section 2.1           Agreement to Sell and Purchase the Loans and Real Estate Owned; Excluded Assets.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, at Closing, and in consideration for the payment of the Purchase Price by Buyer to Seller by wire transfer of immediately available funds, Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, all of Seller’s right, title and interest in, to and under the Purchased Assets (other than Seller Retained Liabilities). The term “Purchased Assets” shall mean the following assets of Seller:

(i)          the Loans, including the security interests created by the related Mortgages and Security Documents, as applicable;

(ii)         all Cash Flow from and after the Cut-Off Date;

(iii)        all rights and benefits of Seller with respect to any title, flood and fire, hazard and extended coverage insurance policies that insure any related Mortgaged Properties, Collateral, or Real Estate Owned, as applicable;

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(iv)        the related Loan Documents, including the Loan Files and Servicing Loan Files;

(v)         all Servicing Rights with respect to the Loans;

(vi)        the Real Estate Owned set forth in the Master Asset Transfer Schedule and the related REO Files;

(vii)       any and all Claims that Seller may have against any borrower, any guarantor or any other obligor with respect to any Loan or Real Estate Owned, including any judgments obtained against any borrower, guarantor or other obligor under any Loan prior to the date of this Agreement; and

(viii)      all proceeds in any way derived from any of the foregoing, all upon the terms and conditions set forth herein.

Notwithstanding the foregoing, or anything else in this Agreement to the contrary, the Purchased Assets shall not include any Seller Retained Liabilities, all of which are retained by Seller.

(b)          On the Closing Date, and in consideration of the sale, transfer, assignment, and conveyance of the Purchased Assets by Buyer, Buyer hereby agrees to assume from, and discharge Seller of, all obligations to be performed and Liabilities arising in connection with the Purchased Assets arising after the Closing Date, including (subject to Section 2.4 below) the servicing of Loans (the “Assumed Obligations”). Notwithstanding the foregoing, Seller and Buyer acknowledge and agree that the Assumed Obligations do not (and shall not) include any Seller Retained Liabilities, all of which are retained by Seller.

(c)          All Cash Flow received by Seller or its Affiliates or Representatives on account of the Purchased Assets after the Cut-Off Date shall belong to Buyer and, if received by Seller or its Affiliates or Representatives and not credited against the Purchase Price due at Closing, shall be sent by Seller to Buyer within fifteen (15) days of Seller’s (or Seller’s Affiliates or Representatives’) receipt of any such Cash Flow.

Section 2.2           Excluded Assets and Seller Retained Liabilities.

Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets or the Seller Retained Liabilities to Buyer, and Seller shall retain all right, title and interest to, in and under the Excluded Assets and all liability for the Seller Retained Liabilities. The term “Excluded Assets” shall mean all assets, properties, interests and rights of Seller other than the Purchased Assets and shall include:

(a)          all minute books, organizational documents, stock registers and such other books and records of Seller as pertain to ownership, organization or existence of Seller;

(b)          all Intellectual Property Rights of Seller; and

(c)          all Tax Returns and any claim, right or interest of Seller in or to any refund, rebate, abatement or other recovery for Taxes (other than Protective Advances) in each case relating to Seller’s business or the Purchased Assets for all taxable periods (or portions thereof) ending on or prior to the Closing Date, together with any interest due thereon or penalty rebate arising therefrom. For the absence of doubt, Seller and Buyer acknowledge and agree that Seller shall not be entitled to any reimbursement or recovery of any Protective Advances or Expenses except for any deductions included in the calculation of the actual Purchase Price.

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Section 2.3           Release and Transfer of Servicing.

On the Closing Date, Seller shall sell and convey the Loans to Buyer on a whole Loan basis with servicing released to Buyer as of the Servicing Transfer Date.

Section 2.4           Servicing Agreement.

During the period of time starting on the Cut-Off Date and ending at the close of business on the Servicing Transfer Date (such period, the “Interim Servicing Period”), Seller shall service the Loans and Real Estate Owned for the benefit of Buyer and in accordance with Accepted Servicing Practices and Applicable Law. Seller shall have no obligation to service the Loans and Real Estate Owned after the Servicing Transfer Date except as may be set forth in a separate agreement between Buyer and Seller. In addition, Seller and Buyer hereby agree to the following additional rules and guidelines for servicing of the Loans and Real Estate Owned during the Interim Servicing Period:

(a)          For Period from Cut-Off Date Through Closing Date:

(i)          Seller shall (and shall cause its Affiliates and Representatives to) (A) consult in good faith with Buyer and its designated Representatives prior to entering into (or committing to enter into) any amendment, modification, waiver, forbearance, disposition, sale, or any other action with respect to any of the Loans or Real Estate Owned, and (B) provide to Representatives of Buyer reasonable access during normal business hours to Seller’s employees engaged in servicing the Loans and Real Estate Owned and the Loan Files related to the Loans and the REO Files related to the Real Estate Owned;

(ii)         Seller shall not take or commit to take (and shall cause Seller’s Affiliates and Representatives to not take or commit to take) any action (or incur any material expense) with respect to the Loans or any Real Estate Owned outside of Ordinary Course Transactions without the prior written consent of Buyer in its discretion, which shall not be unreasonably withheld; and

(iii)        with respect to Ordinary Course Transactions, Seller shall not (and shall cause its Affiliates and Representatives to not) undertake or accept (or commit to undertake or accept) any of the following actions without the prior written consent of Buyer (which shall not be unreasonably withheld, conditioned or delayed): (A) a discounted payoff of any Loan or a sale of any Loan or Real Estate Owned with an associated Unpaid Principal Balance as of the Cut-Off Date of $50,000 or more; (B) any amendment, modification, waiver or forbearance of any of the terms or conditions of any Loan with an associated Unpaid Principal Balance as of the Cut-Off Date of $50,000 or more, including without limitation, reductions of interest rate, changes to payment terms from current cash pay to accrual or pay-in-kind or reductions to principal balance; (C) taking or accepting title to any property which is collateral for a Loan as a result of judicial or non-judicial foreclosure, assignment or deed-in-lieu of foreclosure, power of sale, UCC sale or otherwise; (D) entering into or modifying any leases, property management or leasing agreements, or other material agreements with respect to Real Estate Owned or (E) incurring any expense in connection with any Loan or Real Estate Owned in excess of, on an aggregate basis for each Loan or Real Estate Owned during the Interim Servicing Period, the lesser of (x) $5,000 or (y) 5% of the Unpaid Principal Balance of such Loan or Real Estate Owned as of the Cut-Off Date.

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(b)          For Period from Closing Date Through Servicing Transfer Date:

(i)          Seller shall (and shall cause its Affiliates and Representatives to) (A) consult in good faith with Buyer and its designated Representatives prior to entering into (or committing to enter into) any amendment, modification, waiver, forbearance, disposition, sale, or any other action with respect to any of the Loans or Real Estate Owned or incurring any material expense with respect to any Loan or Real Estate Owned, and (B) provide to Representatives of Buyer reasonable access during normal business hours to Seller’s employees engaged in servicing the Loans and Real Estate Owned and the Loan Files related to the Loans and Real Estate Owned; and

(ii)         shall not take or commit to take (and shall cause Seller’s Affiliates and Representatives to not take or commit to take) any action with respect to the Loans or any Real Estate Owned without the prior written consent of Buyer in its sole and absolute discretion.

(c)          From and after the Closing, upon the reasonable written request of Buyer and at no cost or expense to Buyer, Seller shall: (a) provide to Buyer a single point of contact at Seller which contact shall be available upon reasonable notice and during normal business hours for all reasonable servicing and IT questions and transition items for at least twelve (12) months after the Closing; (b) as soon as is reasonably practicable after the Closing, in addition to the notice to Borrowers required pursuant to Section 5.2(a)(ix) (which notice shall be sent out prior to the Servicing Transfer Date at Seller’s expense), mail any customary “good-bye” letters acceptable in form and substance to Buyer and conforming to Applicable Law and RESPA requirements (if applicable); (c) provide Buyer with all reasonably available vendor information for each Purchased Asset (including, without limitation, insurance information, tax service contracts and other information) for notification of the transfer of the Purchased Assets; (d) produce any reasonably available data downloads for the Purchased Assets; (e) prepare final reports reasonably necessary for transfer of the Purchased Assets by Buyer or its Servicer, such final reports to include, but not be limited to, to the extent reasonably available, a trial balance, loan history, suspense funds listing, collateral reconciliation, and tax and insurance reporting; (f) as soon as is reasonably practicable assemble and deliver to Buyer’s Servicer any applicable and reasonably available records related to servicing, tax, insurance, collateral, asset and origination; (g) provide to Buyer and its Servicer all applicable and reasonably available electronic/imaged documentation with respect to the Purchased Assets in the possession or control of Seller or its Affiliates and Representatives; and (h) promptly send trailing documents and payments to Buyer or its Servicer after the Closing.

Section 2.5           Escrow.

Except as set forth on Schedule 2.5, there are no Related Escrow Accounts or Impound Amounts and Seller does not collect funds in connection with the Loans that would constitute Related Escrow Accounts.

Section 2.6           Expenses.

Seller shall be responsible for all Expenses of servicing the Loans and Real Estate Owned until close of business on the Cut-Off Date, including but not limited to, any property taxes and assessments billed no later than the close of business on the Cut-Off Date with respect to Real Estate Owned, if any; provided, however, that if any assessments are amortized and capable of being paid in installments, Seller shall only be responsible for the payment of installments due and payable through the close of business on the Cut-Off Date. For the avoidance of doubt, from and after the Cut-Off-Date, Buyer shall be solely responsible for all Expenses relating to servicing the Loans and the Real Estate Owned, including without limitation, all legal fees, property management fees and care and preservation fees incurred after the Cut-Off Date and payable to third parties; provided, however, that in no event shall Expenses include any servicing fees, asset management fees, costs of funds or any other amounts payable to Seller or any Affiliate or Representative of Seller. Amounts included in Expenses shall be pro-rated as applicable for amounts incurred in respect of periods beginning prior to the beginning of the applicable period to which the Expenses relate or ending after the end of the applicable period to which the Expenses relate.

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Section 2.7           Transfer Taxes and Title Costs.

Notwithstanding anything contained in this Agreement to the contrary, Buyer and Seller shall each pay 50% of any and all documentary, sales, use, registration, value added, transfer, stamp, registration and similar Taxes, fees and costs, and all transfer, filing and recording fees otherwise required to be paid by either Seller or Buyer in connection with the transactions contemplated hereby (collectively, “Transfer Taxes”), and each of Buyer and Seller agrees to indemnify and hold the other harmless from and against any and all claims, liability, costs and expenses arising out of or in connection with the failure of the either Buyer or Seller to pay their respective 50% shares of all such amounts on a timely basis. In addition, Buyer and Seller shall each pay on the Closing Date 50% of the costs to obtain endorsements to existing title insurance policies (in the case of Loans) or new title insurance policies (in the case of Real Estate Owned) in favor of Buyer or its designee; provided that Seller shall not be required to obtain endorsements to existing title insurance policies that contain successor language allowing such policies to be assigned to Buyer or its designee.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

As of the date of this Agreement and as of the Closing Date and as an inducement to Buyer to purchase the Purchased Assets on such Closing Date, Seller represents and warrants to Buyer that, except as otherwise set forth in the Seller Disclosure Schedules, Seller hereby represents and warrants to Buyer that the statements contained in this ARTICLE 3 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date as though made as of the Closing Date. Notwithstanding the foregoing, the Seller Disclosure Schedules shall not include any exceptions to the representations and warranties set forth in subsections (a), (b), (f), (m) or (u) of Section 3.6 or subsections (a), (b) or (q) of Section 3.7.

Section 3.1           Organization.

Seller is (and has at all times during the time of its activities with respect to the origination, making, selling and servicing of the Loans and Real Estate Owned been) a banking corporation organized and existing under the laws of the State of North Carolina, and Seller has (and all times during the time of its activities with respect to the origination, making, selling and servicing of the Loans and Real Estate Owned has had) all requisite power and authority to own, lease and operate its properties and to carry on its business. Seller has (and had at the time of origination and servicing, as applicable) in full force and effect all material licenses, registrations and qualifications in all appropriate jurisdictions reasonably necessary to conduct all activities performed with respect to the origination, making, acquiring, selling, pooling and servicing of the Loans and Real Estate Owned, if and to the extent it performed any such functions.

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Section 3.2          Authorization of Agreement.

(a)          Seller has full corporate power and authority to execute and deliver this Agreement and each other agreement (including the Ancillary Documents), document, instrument or certificate contemplated by this Agreement to be executed by Seller in connection with the transactions contemplated hereby and thereby (the “Seller Documents”) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each Seller Document have been duly authorized by all necessary corporate action on behalf of Seller. This Agreement has been, and each Seller Document shall be at or prior to the Closing, duly executed and delivered by Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Seller Document when so executed and delivered shall constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, public policy, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)          Seller can perform each and every applicable covenant and other agreement contained in this Agreement, the Ancillary Documents delivered in connection herewith and the Seller Documents.

Section 3.3          Conflicts; Consents of Third Parties.

(a)          None of the execution and delivery by Seller of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by Seller with any of the provisions hereof, shall conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination or, cancellation under, any provision of (i) the certificate of incorporation and by-laws (or other organizational and governing documents) of Seller, (ii) any Order applicable to Seller or by which any of the properties or assets of Seller are bound or (iii) any Applicable Law.

(b)          No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with the execution and delivery of this Agreement or any agreement or certificate delivered in connection herewith, the compliance by Seller with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby.

Section 3.4          Litigation.

There are no Actions by any Person or Governmental Body pending or, to Seller’s knowledge, threatened (and, to Seller’s Knowledge, there is no reasonable basis for any of the foregoing), against Seller or any of its Affiliates or Representatives, which Actions (i) relate to the Purchased Assets or the Assumed Obligations, (ii) seek to restrain, enjoin or delay the consummation of the transactions contemplated by this Agreement or any of the Ancillary Documents or seek damages in connection herewith or therewith or (iii) is reasonably likely to affect the legality, validity or enforceability of this Agreement or the agreements or certifications delivered in connection herewith, or Seller’s ability to perform its obligations hereunder or thereunder.

Section 3.5          Financial Advisors.

Except for Raymond James & Associates, Inc., no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the transactions contemplated by this Agreement, to which is owed any fee or commission or like payment in respect thereof, other than any fee, commission or like payment for which Seller shall be solely responsible. Buyer shall have no obligation to Raymond James & Associates, Inc., for any fee or commission or like payment under this Agreement or otherwise relating to the transactions contemplated by this Agreement.

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Section 3.6          Loans.

(a)          Ownership of Loans. Seller has good and marketable title to, and is the sole owner and holder of, the Loans (or the proceeds thereof with respect to those Loans which have been paid off in accordance with their terms or which have been disposed of by Seller in accordance with this Agreement), free and clear of any and all liens, pledges, charges, or security interests of any nature other than Permitted Liens. The transfer, assignment and delivery of the Loans in accordance with the terms and conditions of this Agreement shall vest in Buyer all of Seller’s rights as owner of such Loans free and clear of any and all liens, pledges, charges, or security interests of any nature, including, but not limited to, those of Seller, except as otherwise set forth in this Agreement. The sale, transfer and assignment of the Loans and the Loan Documents are free and clear of any participation interest.

(b)          Authority to Transfer Loans. Seller has full right and authority to sell, assign and transfer the Loans.

(c)          Title Insurance. The lien of the related Mortgage for all Mortgages is insured by a mortgagee title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of such Loan, its successors and assigns, as to the first priority lien or subordinated lien, as applicable, of the Mortgage in the original principal amount of the Loan, subject only to Permitted Liens. The Master Asset Transfer Schedule sets forth and accurately reflects the lien priority as to each title insurance policy with respect to each related Mortgage. Each title insurance policy is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder, no claims have been paid thereunder, and, to Seller’s Knowledge, no prior holder of the related Loan, including Seller, has done, by act or omission, anything which would impair the coverage of any such mortgage title insurance policy.

(d)          Enforceability. Each Loan secured by Mortgaged Property is evidenced by a Note and is duly secured by a valid lien on the related Mortgaged Property, in each case, on forms and pursuant to terms that are in compliance with all material requirements of Applicable Laws at the time of origination. Each related Note and each related Mortgage is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by Laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). To Seller’s Knowledge, no Loan is subject to any right of rescission, set-off, recoupment, counterclaim or defense, including the defense of usury, that would render the Note or Mortgage unenforceable.

(e)          Disbursement. All draws required to be funded have been funded in compliance with the terms and provisions of the Mortgage, Note and related loan agreement, if any. The full original principal amount of each Loan has been fully disbursed or credited to the Borrower under the related Note and there is no requirement for any lender to make future advances thereunder. To Seller’s Knowledge, all material costs, fees and expenses incurred in making, closing or recording the related Mortgage were paid. Except for refunds or amounts paid in accordance with Acceptable Servicing Practices, no Borrower is entitled to any refund or any amounts paid or due to any lender pursuant to any related Note or related Mortgage.

(f)          Priority of Lien. Each Mortgage has been duly acknowledged and recorded, and is a valid, enforceable and subsisting, perfected first lien on the Mortgaged Property therein described except as set forth on the Master Asset Transfer Schedule, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage instrument except for Permitted Liens and except for senior liens identified on the Master Asset Transfer Schedule.

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(g)          Insurance. All buildings and improvements upon the related Mortgaged Property are insured by a generally acceptable insurance carrier against loss by a fire and extended perils policy providing coverage against loss or damage included within the “all risk of physical loss” or the equivalent thereof and such other hazards as are customarily insured against in the area where each Mortgaged Property is located, in an amount (subject to a customary deductible) at least equal to the outstanding principal amount of such Loan. The Loan Documents require the Borrower to maintain (or to cause the applicable tenant to maintain) the insurance referred to in this paragraph in respect of the Mortgaged Property. If any portion of the improvements on the related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having “special flood hazards,” a flood insurance policy meeting any requirements of the current guidelines of the Federal Insurance and Mitigation Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal amount of such Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (4) 100% of the replacement cost or value of the improvements located on such Mortgaged Property. The Loan Documents require the Borrower to maintain (or to cause the applicable tenant to maintain) the insurance referred to in this paragraph in respect of the Mortgaged Property.

(h)          Waivers and Modifications. The terms of the related Mortgage and the related Note have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Loan File. Seller has not: (a) agreed to any material modification, extension or forbearance in connection with a Note or Mortgage; (b) released, satisfied or canceled any Note or Mortgage in whole or in part; (c) subordinated any Mortgage in whole or in part; or (d) released any Mortgaged Property in whole or in part from the lien of any Mortgage, unless a written instrument necessary to effect any of the foregoing is held in the related Loan File and otherwise satisfies all Applicable Laws. Seller has not advanced its funds to cure a default or delinquency with respect to any such Loans, except as specifically set forth on the Master Asset Transfer Schedule.

(i)          Related Escrow Accounts. There are no Related Escrow Accounts maintained or established by Seller or any Affiliate or Representative of Seller related to the Loans.

(j)          Application of Funds. All payments received by Seller with respect to any Loan have been remitted and properly accounted for as required by all Applicable Laws in all material respects. All funds received by Seller in connection with the satisfaction of Loans, including, but not limited to, foreclosure proceeds, condemnation proceeds and insurance proceeds from hazard losses, have been deposited in the appropriate principal and interest account or taxes and insurance account, and other than in the ordinary course consistent with the past servicing practice of Seller, all such funds have been applied to reduce the principal balance of the Loans in question, or for reimbursement of repairs to the Mortgaged Property in question, or as otherwise required by Applicable Laws. The Unpaid Principal Balances of the Loans are not less than the amount set forth on the Master Asset Transfer Schedule.

(k)          Valid Assignment. The assignment of the Mortgage related to each Loan, constitutes the legal, valid and binding assignment of such mortgage from Seller to Buyer subject to the exceptions described in Section 3.6(d) above.

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(l)            Loan File. Each and every Loan File relating to a Loan contains (a) in all material respects, true, correct and complete copies of all Loan Documents evidencing, securing, governing or otherwise relating to each Loan and such documents and instruments are duly executed, original, genuine and in due and proper form, (b) each of the documents and instruments required to be maintained by all Applicable Laws and this Agreement and such documents and instruments are duly executed, original, genuine and in due and proper form, and (c) all other material documents and information relating to such Loan in the possession or control of Seller or its Affiliates or Representatives.

(m)          Loan Characteristics. The information set forth on the Master Asset Transfer Schedule is true and correct in all material respects, except that the Unpaid Principal Balances set forth on the Master Asset Transfer Schedule shall be true and correct in all respects.

(n)           Servicing. The servicing and collection practices used by Seller and its Affiliates and Representatives with respect to the Loans have at all times complied in all material respects with Applicable Law and Accepted Servicing Practices.

(o)           Customary Remedies. The related Mortgage or Note, together with Applicable Law, contains customary and enforceable provisions (subject to the exceptions set forth in Section 3.6(d) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

(p)           Deed of Trust. If the related Mortgage is a deed of trust, to Seller’s Knowledge, a trustee, duly qualified under Applicable Law to serve as such, is properly designated and serving under such Mortgage.

(q)           Lien Releases. Except as otherwise set forth in the Loan Documents, the related Note or Mortgage does not require the holder thereof to release all or any portion of the Mortgaged Property from the lien of the related Mortgage, except upon payment in full of all amounts due under such Loan which have been allocated to such Mortgaged Property upon the payment of specified release consideration.

(r)            Environmental. To Seller’s Knowledge, no Hazardous Substance has been installed, placed, disposed of, released, identified or dealt with in any manner in, on, under, around or at any Mortgaged Property. To Seller’s Knowledge, no Mortgaged Property has been used for the release, storage, treatment, generation or disposal of Hazardous Substances. To Seller’s Knowledge, no Hazardous Substances are present in, on, under, around, at or below any Mortgaged Property in such a manner or concentration as to violate any law, regulation or guideline. To Seller’s Knowledge, no Mortgaged Property, by itself or as part of any other property, has been identified by any government agency as the site of a “release,” within the meaning of CERCLA or RCRA, of a Hazardous Substance.

(s)           No Litigation. There is no pending or, to Seller’s Knowledge, threatened in writing, litigation, court action, administrative or regulatory action or arbitration proceeding against Seller and/or with respect to any Loan.

(t)            Due-on-Sale Clauses. Each related Mortgage or Loan Document contains provisions for the acceleration of the unpaid balance of such Loan, if, without prior consent of lender or satisfaction of certain conditions, the related Mortgaged Property is transferred, sold or encumbered in connection with subordinate financing.

(u)           No Cross-Collateralization or Cross-Default. None of the Loans are secured by the same property as any other loan held by Seller or its Affiliates which is not being transferred pursuant to this Agreement, and none of the Loans are cross-defaulted or cross-collateralized with any loan or other obligation that is not being transferred to Buyer as part of the Purchased Assets.

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(v)         Deposit Account Collateral. To the extent that any of the Collateral for any of the Loans is deposit accounts or cash collateral accounts or similar (the “Account Collateral”), Seller has a perfected security interest in the Account Collateral pursuant to section 25-9-314 of the General Statutes of North Carolina by control of such Account Collateral pursuant to an authenticated agreement among the applicable Borrower, Seller and the bank with which the Account Collateral is maintained in accordance with the requirements of section 25-9-104 of the General Statutes of North Carolina, and such security interest will remain perfected in favor of Buyer from and after the transfer of the applicable Loan to Buyer pursuant to this Agreement and the Seller Documents.

(w)          Consumer Regulations. Seller has committed no material violation of Applicable Law relating to the collection of debts with respect to efforts to collect the Loans. Seller has complied in all material respects with (and has not received written notice of any violation by Seller of) any and all requirements of any federal, state or local law including, without limitation, the Truth-In-Lending Act and Regulation Z, the Equal Credit Reporting Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, usury laws or disclosure laws, consumer credit protection laws, fair housing laws or predatory and abusive lending laws applicable to the Loan (including its origination, purchase, funding and servicing and any collection practices in connection therewith). The applicable Borrower has not notified Seller, and Seller has no knowledge of any relief requested or allowed to any Borrower, under the Servicemembers Civil Relief Act. No Loan is subject to the provisions of the Homeownership and Equity Protection Act of 1994 ("HOEPA") as amended or has an "annual percentage rate" or "total points and fees" payable by the mortgagor (as each such term is defined under HOEPA) that equal or exceed the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)) or is considered a "high cost," "predatory" or "abusive" loan (or a similarly designated loan using different terminology) under any Applicable Laws.

(x)          No MERS Loans. None of the Loans or related Loan Documents will be listed on the Mortgage Electronic Registration Systems (MERS).

(y)          Impound Amounts. There are no Impound Amounts related to the Loans.

Section 3.7        Real Estate Owned

(a)          Ownership of Real Estate Owned. Seller has good and marketable title to, and is the sole owner and holder of, the Real Estate Owned, free and clear of any and all liens, pledges, charges, or security interests of any nature other than Permitted Liens. The transfer, assignment and delivery of the Real Estate Owned in accordance with the terms and conditions of this Agreement shall vest in Buyer all of Seller’s rights as owner of such Real Estate Owned free and clear of any and all liens, pledges, charges, or security interests of any nature, including, but not limited to, those of Seller, except as otherwise set forth in this Agreement.

(b)          Authority to Transfer Real Estate Owned. Seller has full right and authority to convey, assign and transfer the Real Estate Owned.

(c)          Title Insurance. An American Land Title Association policy of title insurance, or equivalent coverage customarily approved by institutional investors in the jurisdiction in which the Real Estate Owned is located, has been duly obtained by Seller or could be obtained by Buyer from a nationally recognized title insurance company qualified to do business in the jurisdiction where the Real Estate Owned is located in an amount not less than the Allocated Purchase Price of such Real Estate Owned and insuring, upon payment of the applicable premium, that the Real Estate Owned is owned by Seller or Buyer, as the case may be, subject only to Permitted Liens.

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(d)          Taxes and Assessments. There are no unpaid property Taxes affecting any Real Estate Owned, except for amounts to be paid by Seller at, or prior to, the Closing.

(e)          Insurance. All buildings and improvements upon the Real Estate Owned are insured by a generally acceptable insurance carrier against loss by a fire and extended perils policy providing coverage against loss or damage included within the “all risk of physical loss” or the equivalent thereof and such other hazards as are customarily insured against in the area where each Real Estate Owned is located, in an amount (subject to a customary deductible) at least equal to the outstanding principal amount of the Loan that previously encumbered the Real Estate Owned.

(f)          No Material Encroachments. To Seller’s Knowledge, no improvement that was included for the purpose of determining the appraised value of the related Real Estate Owned as of the last appraisal lay outside the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroached upon such Real Estate Owned.

(g)          Licenses, Permits, Etc. All licenses, permits and authorizations required by Applicable Laws for the use of the Real Estate Owned as it is currently operated have been obtained and maintained in accordance with Applicable Laws, except for such licenses, permits and authorizations the failure of which to obtain would not materially adversely affect the value, use or operation of the Real Estate Owned.

(h)          Eviction Notices. To Seller’s Knowledge, any eviction proceeding relating to any Real Estate Owned has been properly commenced and Seller is not aware of any valid defense or counterclaim with respect thereto. The Real Estate Owned has been serviced and maintained in compliance with all Applicable Laws.

(i)          Agreements with Governmental Authorities. Seller has not entered into any unrecorded commitment or agreement with any Governmental Body affecting the Real Estate Owned and which could reasonably be expected to have a material adverse effect on the ownership, value or operation of the Real Estate Owned.

(j)          Rights to Purchase. There are no options, rights of first refusal or similar rights in favor of any person or entity to purchase or otherwise acquire the Real Estate Owned or any portion thereof or interest therein.

(k)          Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended.

(l)          Personal Property. The inventory of personal property related to the Real Estate Owned, if any, as attached to the bill of sale in connection with the transaction will set forth an inventory of all of such personal property to be conveyed by Seller to Buyer pursuant to the provisions of the Agreement. Seller owns title to all of the personal property related to the Real Estate Owned.

(m)          Violations. Seller has not received written notice of any uncured violation of record from a Governmental Body having jurisdiction over the Real Estate Owned concerning any zoning, building, fire, life/safety or health code, regulation, ordinance, statute or Applicable Law with respect to the Real Estate Owned or any portion thereof. Further, to the Knowledge of Seller there are no violations of record of any applicable legal requirements affecting all or any portion of the Real Estate Owned which would materially adversely affect the value, use or operation of the Real Estate Owned.

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(n)          Taxes and Assessments. All material real property Taxes including supplemental or other Taxes, if any, insurance premiums, water, sewer and municipal charges, condominium or cooperative charges and assessments, leasehold payments or ground rents, affecting or related to the Real Estate Owned, which became due and payable on or before the Cut Off Date, have been or will be paid by Seller at or prior to the Closing Date. There are no material delinquent Taxes affecting the Real Estate Owned and Seller is not currently contesting such Taxes or rollback of any Taxes. For purposes of this representation and warranty, real property Taxes shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(o)          Condition of Property; Condemnation. To Seller’s Knowledge, the Real Estate Owned is free and clear of any damage that would materially adversely affect the value, use or operation of the Real Estate Owned, and Seller has no knowledge of any other fact(s) relating to the physical condition of the Real Estate Owned, which in Seller’s reasonable judgment has or would reasonably be expected to materially adversely affect the value, use or operation of the Real Estate Owned. There are no pending proceedings, and Seller has not received any notice of any threatened proceedings, for the condemnation, eminent domain or similar proceedings or actions affecting any material portion of the Real Estate Owned.

(p)          REO File. Each and every REO File relating to a Real Estate Owned contains (a) in all material respects, true, correct and complete copies of all Loan Documents evidencing, securing, governing or otherwise relating to the related Loan and such documents and instruments are duly executed, original, genuine and in due and proper form, (b) each of the documents and instruments required to be maintained by all Applicable Laws and this Agreement and such documents and instruments are duly executed, original, genuine and in due and proper form, and (c) all other material documents and information relating to such Real Estate Owned in the possession or control of Seller or its Affiliates or Representatives.

(q)          Real Estate Owned Characteristics. The information set forth on the Master Asset Transfer Schedule with respect to each Real Estate Owned is true and correct in all material respects.

(r)          Environmental. To Seller’s Knowledge, no Hazardous Substance has been installed, placed, disposed of, released, identified or dealt with in any manner in, on, under, around or at any Real Estate Owned. To Seller’s Knowledge, no Real Estate Owned has been used for the release, storage, treatment, generation or disposal of Hazardous Substances. To Seller’s Knowledge, no Hazardous Substances are present in, on, under, around, at or below any Real Estate Owned in such a manner or concentration as to violate any law, regulation or guideline. To Seller’s Knowledge, no Real Estate Owned, by itself or as part of any other property, has been identified by any government agency as the site of a “release,” within the meaning of CERCLA or RCRA, of a Hazardous Substance.

(s)          No Litigation. There is no pending or, to Seller’s Knowledge, threatened in writing, litigation, court action, administrative or regulatory action or arbitration proceeding against Seller and/or with respect to any Real Estate Owned.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the Closing Date that:

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Section 4.1        Organization.

Buyer is a duly organized limited liability company under the laws of the state of its jurisdiction and has all requisite power and authority to own, lease and operate its properties and to carry on its business.

Section 4.2        Authorization of Agreement.

(a)          Buyer has full corporate power and authority to execute and deliver this Agreement and each other agreement (including the Ancillary Documents), document, instrument or certificate contemplated by this Agreement to be executed by Buyer in connection with the transactions contemplated hereby and thereby (the “Buyer Documents”) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each Buyer Document have been duly authorized by all necessary limited liability company action on behalf of Buyer. This Agreement has been, and each Buyer Document shall be at or prior to the Closing, duly executed and delivered by Buyer, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Buyer Document when so executed and delivered shall constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, public policy, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)          Buyer can perform each and every applicable covenant and other agreement contained in this Agreement, the Ancillary Documents delivered in connection herewith and the Buyer Documents.

Section 4.3        Conflicts; Consents of Third Parties.

(a)          None of the execution and delivery by Buyer of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by Buyer with any of the provisions hereof, shall conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination or, cancellation under, any provision of (i) the certificate of formation and limited liability company agreement (or other organizational and governing documents) of Buyer, (ii) any Order applicable to Buyer or by which any of the properties or assets of Buyer are bound or (iii) any Applicable Law.

(b)          No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Buyer in connection with the execution and delivery of this Agreement or any agreement or certificate delivered in connection herewith, the compliance by Buyer with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby.

Section 4.4        Litigation.

There are no Actions by any Governmental Body pending or, to Buyer’s knowledge, threatened (and, to Buyer’s knowledge, there is no reasonable basis for any of the foregoing), against Buyer or any of its Affiliates, which Actions (i) relate to the Purchased Assets or the Assumed Obligations, (ii) seek to restrain, enjoin or delay the consummation of the transactions contemplated by this Agreement or any of the Ancillary Documents or seek damages in connection herewith or therewith or (iii) is reasonably likely to affect the legality, validity or enforceability of this Agreement or the agreements or certifications delivered in connection herewith, or Buyer’s ability to perform its obligations hereunder or thereunder.

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Section 4.5        Financial Advisors.

No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer in connection with the transactions contemplated by this Agreement, to which is owed any fee or commission or like payment in respect thereof, other than any fee, commission or like payment for which Buyer shall be solely responsible.

Section 4.6        No Other Representations.

Buyer acknowledges that Seller makes no representation or warranty whatsoever in connection with this Agreement or the transactions contemplated hereby, including with respect to future performance of the Loans or any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Purchased Assets, except as expressly set forth in this Agreement and/or the Seller Documents. Buyer acknowledges that no employee or representative of Seller has been authorized to make any statements or representations, other than those specifically contained in this Agreement and/or the Seller Documents. Seller acknowledges that Buyer makes no representation or warranty whatsoever in connection with this Agreement or the transactions contemplated hereby except as expressly set forth in this Agreement and/or the Buyer Documents. Seller acknowledges that no employee or representative of Buyer has been authorized to make any statements or representations, other than those specifically contained in this Agreement and/or the Buyer Documents.

ARTICLE 5

CLOSING OF PURCHASE OF LOANS and real estate owned

Section 5.1        Payment of Estimated Purchase Price; Post-Closing Adjustments.

(a)          On the Closing Date, and in consideration of the sale of the Purchased Assets by Seller on such Closing Date, Buyer shall pay to Seller the amount of the Estimated Purchase Price (as set forth in the Closing Date Statement delivered by Seller to Buyer, together with reasonable supporting documentation, prior to the Closing Date) by wire transfer of immediately available funds to a bank account that is designated by Seller in writing prior to the Closing Date. The payment of such aggregate Purchase Price by Buyer shall be subject to the satisfaction of all of the conditions precedent set forth in Section 5.3 hereof.

(b)          Within thirty (30) days after the Closing Date, Seller shall deliver to Buyer (i) a final closing statement in the same form as the Closing Date Statement, updated to reflect actual Protective Advances and Expenses with respect to the Purchased Assets paid by Seller following the Cut-Off Date and before the Closing Date and all Cash Flow for the period following the Cut-Off Date and before the Closing Date (the “Final Closing Statement”), which shall be in the same format as the Closing Date Statement and which shall set forth a calculation (together with any reasonable supporting documentation requested by Buyer) of the actual Purchase Price.

(c)          Within sixty (60) days after receipt of the Final Closing Statement, Buyer shall advise Seller in writing if it believes that the Final Closing Statement did not accurately reflect the items required to be included therein, stating in reasonable detail each disagreement therewith and the basis therefor. In the event Buyer delivers such an objection, Seller and Buyer shall attempt in good faith to resolve their differences. In the event all differences are not resolved within sixty (60) days after Seller’s receipt of Buyer’s objections to the proposed Final Closing Statement, then the issues remaining unresolved shall be determined by a mutually agreed, nationally recognized accounting firm (the “Accountant”). The Accountant shall resolve all disputed items in accordance with the provisions of this Agreement within thirty (30) days of receipt of such dispute. In making its determination, the Accountant may only consider those items and amounts as to which Buyer and Seller have disagreed within the time periods and on the grounds specified. The Accountant’s determination shall be conclusive and binding on Buyer and Seller absent manifest error. Each party shall make available to the other parties hereto, and to the Accountant, its and its accountant’s work papers (to the extent possible), schedules and other supporting data as may be reasonably requested by such other parties to enable them to verify the amounts set forth in the Final Closing Statement. The fees of the Accountant shall be shared by Buyer, on the one hand, and Seller, on the other hand, in proportion to the relative differences between their respective calculations of the actual Purchase Price and the amount determined by the Accountant.

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(d)          If the Estimated Purchase Price exceeds the actual Purchase Price (as finally determined under this Section 5.1), then Seller shall, within fifteen (15) calendar days after the actual Purchase Price has been finally determined, pay such excess by wire transfer of immediately available funds to Buyer. If the Estimated Purchase Price is less than the actual Purchase Price (as finally determined under this Section 5.1), then Buyer shall, within fifteen (15) calendar days after the actual Purchase Price has been finally determined, pay such deficiency by wire transfer of immediately available funds to Seller.

Section 5.2        Assignment and Delivery of Loan Documents.

(a)          Loan File. On the Closing Date, Seller shall deliver to Buyer, or its designated custodian, the Loan File with respect to each Loan sold to Buyer, which shall include the following Loan Documents:

(i)          The original Note, or, if not available, a true, correct and complete copy of the Note and a lost note affidavit and indemnity in form and substance acceptable to Buyer, endorsed to the order of Buyer pursuant to an allonge or endorsement in form and substance acceptable to Buyer and signed, by facsimile or manual signature, in the name of Seller by an authorized officer of Seller;

(ii)         Original policy of title insurance and all applicable endorsements thereto (or a true and correct copy thereof);

(iii)        Original guaranty for each Mortgage and any Collateral, if any, or if not available, a true, correct and complete copy of the guaranty and a lost guaranty affidavit and indemnity in form and substance acceptable to Buyer;

(iv)        Originals of all modification or forbearance agreements (or true and correct copies thereof), if any;

(v)         If the Loan is secured by a Mortgage: (A) the original Mortgage, with evidence of recording thereon, or a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the public recording office, and (B) an original Assignment of Mortgage from Seller to Buyer in form and substance acceptable to Buyer;

(vi)        If the Loan is secured by Collateral: (A) all Security Documents or, if any original Security Document has been lost, a copy of such Security Document certified as being a true, correct and complete copy by an authorized officer of Seller, (B) true, correct and complete originals of stock certificates, certificates of deposit, etc. which make up the Collateral, and (C) the original recorded Assignment of Security Document from Seller to Buyer in form and substance acceptable to Buyer;

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(vii)       If applicable, either: (A) originals of all recorded intervening assignments, if any, showing the ultimate transfer of title from the originator to Seller, (with evidence of recording thereon, if applicable), or (B) copies of any recorded assignments certified by the public recording office in any instances where the original recorded assignments have been lost or retained by the public recording office;

(viii)      an assignment of each UCC-1 financing statement related to the Loans conforming to applicable law and custom and acceptable in form and substance to Buyer in its reasonably discretion; and

(ix)         On or prior to the Servicing Transfer Date (and otherwise in compliance with all Applicable Laws, Seller shall send a letter advising each Borrower of the assignment of the Loan to Buyer, in form and substance acceptable to Buyer.

(b)          Servicing Loan File. On the Servicing Transfer Date, the Servicing Loan Files for the Loans shall be shipped by Seller to Buyer, or to Buyer’s designated Servicer on behalf of Buyer.

Section 5.3        Additional Conditions to Closing.

(a)          Buyer’s obligation to consummate the purchase of the Purchased Assets shall be subject to the satisfaction of the following conditions:

(i)          Buyer shall have received the Closing Date Statement from Seller, and such Closing Date Statement shall be in form and substance acceptable to Buyer.

(b)          Seller’s obligation to consummate the sale of the Purchased Assets shall be subject to the satisfaction of the following conditions:

(i)          Seller shall have received the aggregate Purchase Price for the Purchased Assets from Buyer.

Section 5.4        Transfer of Real Estate Owned.

(a)          Transfer and Closing Documents. Subject to the conditions set forth in Section 5.3 above, at least one (1) business day prior to the Closing Date, Seller will deliver to the Escrow Agent, to be held in trust pending satisfaction of Buyer’s closing obligations, the following documents with respect to each piece of Real Estate Owned (executed and acknowledged by Seller, as applicable):

(i)          a special warranty deed conforming to applicable law and custom and acceptable in form and substance to Buyer in its reasonable discretion;

(ii)         any real property transfer form required by the municipality, county or state in which the Real Estate Owned is located;

(iii)        an assignment and assumption of leases conforming to applicable law and custom and acceptable in form and substance to Buyer in its reasonable discretion (if the Real Estate Owned is subject to one or more leases);

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(iv)        an assignment and assumption contracts conforming to applicable law and custom and acceptable in form and substance to Buyer in its reasonable discretion (if the Real Estate Owned is subject to one or more contracts);

(v)         a general assignment and bill of sale conforming to applicable law and custom and acceptable in form and substance to Buyer in its reasonable discretion for any personal property at each piece of Real Estate Owned that is owned by Seller or any of its Affiliates or Representatives;

(vi)        an executed FIRPTA certificate;

(vii)       such affidavits as may be reasonably required by the title company to issue the title insurance policy required hereunder; and

(viii)      the related REO File for the Real Estate Owned and any of the following (to the extent that they exist and are in the possession or control of Seller or its Affiliates or Representatives): warranties, insurance information, manuals and other similar information related to the Real Estate Owned.

(b)          Title Insurance. Seller shall cause the title company to deliver to Buyer at least one (1) business day prior to the Closing Date a pro forma title insurance policy or marked-up title commitment showing title of the Real Estate Owned in Buyer, subject only to Permitted Liens. Seller will pay the premium on the Closing Date for an ALTA owner’s title insurance policy on the Real Estate Owned in the amount of the Allocated Purchase Price to the Escrow Agent.

(c)          Taxes, Fees and Other Expenses.

(i)          Seller acknowledges its liability for all real estate taxes, ad valorem taxes, personal property Taxes and other Taxes through the Cut-Off Date, whether or not such Taxes are (i) due and payable as of the Cut-Off Date, (ii) delinquent as of the Cut-Off Date or (iii) billed as of the Cut-Off Date. Buyer shall be liable for all Taxes on the Real Estate Owned accruing after the Cut-Off Date. Taxes paid by Seller prior to the Closing Date with respect to periods that extend beyond the Cut-Off Date shall be prorated and adjusted as set forth below. Any Tax payable for any period prior to the Cut-Off Date for which a bill has not yet been rendered shall be prorated based on the Tax due for the prior billing period.

(ii)         With respect to Real Estate Owned, the following items are to be paid by Seller through the Cut-Off Date: (A) utilities (including, without limitation, heat, electric power, fuel, water and/or meter charges); (B) sewer and sanitary charges and taxes thereon; (C) amounts prepaid or payable pursuant to insurance premiums, management or brokerage agreements, service, supply, security, maintenance or similar agreements; (D) cooperative fees, condominium fees and charges and assessments, (E) any other similar fees or expenses in connection with the servicing of the Real Estate Owned, and (F) and any other items customarily apportioned in the jurisdiction in which the Real Estate Owned is located. Buyer shall be responsible for and shall pay any such charges that relate to all periods after the Cut-Off Date, regardless of when such items are due and payable. Seller shall pay any fees or penalties required to assign an assumed contract to Buyer or its designee. Buyer shall be entitled to any refunds received by Seller (or any of its Affiliates or Representatives) after the Cut-Off Date with respect to insurance or other prepaid items on the Real Estate Owned.

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(iii)        If any tenants occupy the Real Estate Owned, Seller shall grant Buyer a credit in the amount of any security deposits actually held by Seller. All pre-paid rents shall be prorated between Buyer and Seller as of the Cut-Off Date.

(iv)        Buyer and Seller shall each pay 50% of any and all documentary, sales, use, registration, value added, transfer, stamp, registration and similar Taxes, fees and costs, including all escrow related fees, and all Transfer Taxes and each of Buyer and Seller agrees to indemnify and hold the other harmless from and against any and all claims, liability, costs and expenses arising out of or in connection with the failure of the either Buyer or Seller to pay their respective 50% shares of all such amounts on a timely basis.

ARTICLE 6

Indemnification

Section 6.1        Survival.

All of the representations and warranties of the parties hereto contained in this Agreement or any Ancillary Document shall survive the Closing until the date which is twelve (12) months following the Closing Date; provided, however, that the representations and warranties contained in subsections (a), (b), (f), (m) and (u) of Section 3.6 and subsections (a), (b) and (q) of Section 3.7 shall survive for twenty-four (24) months following the Closing Date. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent only that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Notwithstanding the foregoing, any breach of covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if (a) specific notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given in writing to the party against whom such indemnity may be sought prior to such time; or (b) the breach was a product of fraud or willful misrepresentation by the party against whom such indemnity may be sought;

Section 6.2        Indemnification.

Subject to Section 6.1, Section 6.4, and Section 6.5,

(a)          Indemnification by Seller. Seller hereby agrees, from and after the Closing, to indemnify and hold Buyer and its directors, officers, employees, Affiliates, agents, Representatives, successors and permitted assigns (collectively, the “Buyer Indemnified Parties”) harmless from and against any and all losses, Liabilities, Claims, demands, judgments, damages, fines, Actions, costs and expenses (but in the case of costs and expenses of a party hereto or its Affiliates, limited to the reasonable, actual out of pocket costs and expenses of such party or its Affiliates) (individually, a “Loss” and collectively, “Losses”) to the extent:

(i)          based upon or arising from the failure of any of the representations or warranties made by Seller in this Agreement, any Ancillary Document or any other Seller Documents to be true and correct in all respects;

(ii)         based upon or arising from any Document Defect; provided that Seller shall have the option to cure such Document Defect within a period of forty-five (45) days from the time it discovers or receives notice from Buyer of the existence of such defect;

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(iii)        based upon or arising from the breach of any covenant or other agreement contained herein on the part of Seller;

(iv)        based upon or arising from any Seller Retained Liabilities; and

(v)         based upon or arising from any Excluded Asset.

(b)          Indemnification by Buyer. Buyer hereby agrees, from and after the Closing, to indemnify and hold Seller and its directors, officers, employees, Affiliates, agents, Representatives, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) harmless from and against any and all Losses to the extent:

(i)          based upon or arising from the failure of any of the representations or warranties made by Buyer in this Agreement, any Ancillary Document or any other Buyer Documents to be true and correct in all respects;

(ii)         based upon or arising from the breach of any covenant or other agreement contained herein on the part of Buyer; and

(iii)        based upon or arising from any Assumed Obligation.

(c)          Repurchase Option.

(i)          In the event that Losses due to a breach of a representation or warranty for any individual Loan or individual piece of Real Estate Owned exceed the greater of $100,000 or twenty percent (20%) of the Unpaid Principal Balance of such Loan or Real Estate Owned, the Seller shall have the right to repurchase such Loan or Real Estate Owned from Buyer for an amount equal to (i) the Allocated Purchase Price for such Loan or Real Estate Owned, plus (ii) actual costs and Expenses incurred by Buyer during the period Buyer owned such Loan or Real Estate Owned; (provided that at the request of Seller, the Buyer shall provide Seller reasonable supporting documentation of such costs and Expenses) minus (iii) in the case of a Loan, collections of principal received with respect to such Loan since the Cut-Off Date, but only to the extent that, in the case of such Loan, such collections result in the reduction of the outstanding principal balance of such Loan in accordance with the provisions of the Loan Documents.

(ii)         Upon the repurchase of a Loan or Real Estate Owned, Buyer shall convey to Seller all of Buyer’s right, title and interest in and to such Loan or Real Estate Owned and Seller shall assume all liabilities and obligations with respect to such Loan or Real Estate Owned; provided that, in no event shall Seller assume any liabilities or obligations with respect to such Loan or Real Estate Owned that arise during the period Buyer owned the Loan or Real Estate Owned. Buyer shall endorse, transfer, convey or assign to Seller the Loan and/or Real Estate Owned in the same manner as such Loan Documents were transferred and assigned from Seller to Buyer by documentation in the same form as that delivered from Seller to Buyer, but mutatis mutandis. Seller shall be responsible for, and shall pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument contemplated hereby in connection with such repurchase, and shall be responsible for recording any documents evidencing the transfers contemplated in connection with such repurchase. After repurchase hereunder, Buyer shall immediately endorse, assign over and deliver to Seller any and all payments received after repurchase by Seller from or on behalf of any obligor on the repurchased Loan or Real Estate Owned.

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Section 6.3        Indemnification Procedures.

(a)          Each Person entitled to indemnification under this Article 6 (the “Indemnified Party”) shall give written notice to the Person required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party receives written notice of any claim, event or matter as to which indemnity may be sought; provided that the failure of the Indemnified Party to give notice as provided in this Section 6.3(a) shall not relieve any Indemnifying Party of its obligations under ARTICLE 6, except to the extent that such failure materially prejudices the rights of any such Indemnifying Party. If the Indemnified Party makes a claim on account of a Loss which may be covered by third party indemnification or insurance, the Indemnified Party shall undertake diligent and good faith efforts to pursue recovery available under such third party indemnification or insurance policy and shall keep the Indemnifying Party reasonably informed of such efforts, but shall not be required to make any claim or exhaust any remedies under any third party indemnification or insurance policy as a condition to making a claim under this Agreement. The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Party; and, if the Indemnifying Party agrees (without conceding responsibility for indemnification hereunder) that the subject matter of such claim is within the scope of the indemnification provisions under the terms of this Agreement (an “Indemnification Claim”), the Indemnifying Party shall have the right to defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, it shall within thirty (30) days (or sooner, if the nature of the Indemnification Claim so requires) notify the Indemnified Party of its intent to do so. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim, then the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the Indemnifying Party shall assume the defense of any Indemnification Claim, then the Indemnified Party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (A) so requested by the Indemnifying Party to participate or (B) in the written opinion of counsel to the Indemnified Party a conflict exists between the Indemnified Party and the Indemnifying Party that the assumption of such defense by the Indemnifying Party would be inappropriate; provided further that the Indemnifying Party shall not be required to pay for more than one (1) such counsel (plus any appropriate local counsel) for all Indemnified Parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim.

(b)          Notwithstanding anything in this Section 6.3 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the third party claimant and such party provide to such other party an unqualified release from all Liability in respect of the Indemnification Claim and such other party is not required to make any payment in connection with such settlement. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party’s willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, then the Indemnified Party may continue to contest such Indemnification Claim, free of any participation by the Indemnifying Party, and the amount of any ultimate Liability with respect to such Indemnification Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus, without duplication, the aggregate reasonable out-of-pocket fees and expenses incurred by the Indemnified Party in connection with the defense of such Indemnification Claim through the date of its rejection of the settlement offer, to the extent such fees would be due and payable pursuant to Section 6.3(a)(A) or (B), and (B) the Losses suffered by the Indemnified Party in connection with such Indemnification Claim. If the Indemnifying Party makes any payment on any Indemnification Claim, then the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Indemnification Claim.

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(c)          After any decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction, or a settlement shall have been consummated in accordance with this ARTICLE 6, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter.

(d)          Each party shall reasonably cooperate, and cause their respective Affiliates reasonably to cooperate, in the defense or prosecution of any Indemnification Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith, it being understood that the party requesting such cooperation shall promptly reimburse the other party for any reasonable out-of-pocket expenses incurred by the cooperating party (including reasonable out-of-pocket travel expenses to and from and attending conferences, discovery proceedings, hearings, trials or appeals).

Section 6.4        Certain Limitations on Indemnification.

(a)          Each of the parties hereto agrees to take all reasonable steps to mitigate their respective Losses that are indemnifiable hereunder, but the provisions of this Section 6.4 shall not require an Indemnified Party to exhaust any remedies against a third party Indemnitor or insurance prior to making a claim under this Agreement against an Indemnifying Party. If any party receives an insurance payment or a recovery from a third party in respect of its Loss after payment has been made under any indemnification provision of this Agreement in respect of that Loss, the Indemnified Party shall pay to the Indemnifying Party the amount of such insurance payment or third party recovery received by the Indemnified Party (less the Indemnified Party’s reasonable costs incurred to secure such insurance payment or third party recovery) within five (5) business days after such insurance payment or third party recovery is received; provided that, for the avoidance of doubt, Buyer shall not be required to pay over to Seller any tax benefit by virtue of the foregoing provision.

(b)          Subject to Section 6.4(d) below, Seller shall not be liable for Losses under Section 6.2(a)(i), and Buyer shall not be liable for Losses under Section 6.2(b)(i) unless the amount of Losses under the applicable Section exceeds five thousand dollars ($5,000) in the aggregate, provided, that in the event the Losses under Section 6.2(a)(i) or Section 6.2(b)(i), as applicable, exceed such amount, then Seller or Buyer, as the case may be, shall be liable for all of such Losses, including the first five thousand dollars ($5,000) (i.e., the $5,000 is a threshold not a deductible).

(c)          Subject to Section 6.4(d) below, Seller shall not be liable for Losses under Section 6.2(a)(i), and Buyer shall not be liable for Losses under Section 6.2(b)(i) to the extent such Losses exceed five percent (5.0%) of the aggregate Purchase Price for all Loans and Real Estate Owned. In furtherance of the foregoing, Seller and Buyer acknowledge and agree that if any Loan or piece of Real Estate Owned is repurchased by Seller pursuant to Section 6.2(c) above, fifty percent (50%) of the amounts payable by Seller under Section 6.2(c) to repurchase the applicable Loan or piece of Real Estate Owned shall apply towards (and count against) the cap on maximum liability contained in this Section 6.4(c); provided, however, that any amounts payable by Seller to repurchase a Loan or piece of Real Estate Owned related to a breach of the representations and warranties contained in subsections (a), (b), (f), (m), (u), and (v) of Section 3.6 and subsections (a), (b) and (q) of Section 3.7 shall not apply towards (or count against) the cap on maximum liability contained in this Section 6.4(c).

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(d)          Notwithstanding anything to the contrary contained herein, Losses that result from (a) actual fraud or intentional misrepresentation by Seller or its Affiliates or Representatives, (b) breaches of the representations and warranties contained in subsections (a), (b), (f), (m), (u), and (v) of Section 3.6 or subsections (a), (b) and (q) of Section 3.7, or (c) any Seller Retained Liabilities, will not be subject to any of the limitations contained in this Section 6.4 or elsewhere in this Agreement and any Losses related to the foregoing shall not apply towards (or count against) the cap on maximum liability contained in Section 6.4(c).

(e)          IN NO EVENT SHALL ANY PARTY HAVE ANY LIABILITY TO THE OTHER FOR ANY SPECIAL OR PUNITIVE DAMAGES, LOST PROFITS, DIMINUTION IN VALUE NOT RELATED TO REAL ESTATE OWNED OR COLLATERAL OR MORTGAGED PROPERTY UNDERLYING THE LOANS, OR CONSEQUENTIAL DAMAGES; PROVIDED THAT THE FOREGOING WILL NOT APPLY TO THE EXTENT THAT THE INDEMNIFYING PARTY IS REQUIRED TO INDEMNIFY HEREUNDER FOR DAMAGES REQUIRED TO BE PAID TO A THIRD PARTY.

Section 6.5        Exclusivity; Equitable Remedies.

Buyer and Seller agree that the rights of the parties hereto to indemnification under this ARTICLE 6 shall be the exclusive rights and remedies of the parties hereto for the recovery of any Losses for which a party may be entitled to recover under this Agreement or in connection with the transactions contemplated hereby; provided that nothing in this Agreement will preclude or prevent any party hereto from seeking and obtaining equitable remedies or relief not involving the recovery of money damages from any court of competent jurisdiction (such as the remedies of injunctive relief or specific performance) for any breach or violation of this Agreement or otherwise in connection with such transactions.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1        Expenses.

Except as otherwise provided in this Agreement, each of Seller and Buyer shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

Section 7.2        Submission to Jurisdiction; Consent to Service of Process.

(a)          The parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal court located within the State of North Carolina over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any Action related thereto may be heard and determined in such courts. The parties hereto hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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(b)          Each of the parties hereto hereby consents to process being served by any party to this Agreement in any Action by the delivery of a copy thereof in accordance with the provisions of Section 7.5.

Section 7.3        Entire Agreement; Amendments and Waivers.

This Agreement and the Ancillary Documents (including any certificates referred to herein or therein) represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 7.4        Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina applicable to contracts made and performed in such State without giving effect to the choice of law principles of such State that would require or permit the application of the Laws of another jurisdiction.

Section 7.5        Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by electronic mail (with confirmation of receipt by the recipient) or (iii) one (1) business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the addresses and email addresses set forth on Schedule 7.5 (or to such other address or email addresses as a party may have specified by notice given to the other party pursuant to this provision).

Section 7.6        Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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Section 7.7        Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Buyer or Seller, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other party and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Notwithstanding the foregoing, upon written notice to Seller (but without any requirement for Seller consent), Buyer shall have the right to (a) assign its rights and obligations under this Agreement to a Qualified Assignee, or (b) collaterally assign its rights under this Agreement to a lender in connection with a loan or loans secured in whole or in part by the Loans.

Section 7.8        Specific Performance; Remedies.

The parties hereto expressly recognize and acknowledge that immediate, extensive and irreparable damage may result in the event that any provision of Agreement is breached. Therefore, in addition to, and not in limitation of, any other remedy available to the non-breaching party, the non-breaching party shall be entitled to seek to enforce its rights under this Agreement in any court of equity by decree of specific performance, and appropriate injunctive relief may be sought in connection therewith. Such remedy of specific performance and any and all other remedies provided for in this Agreement shall, except as provided in Section 6.5, be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever that a non-breaching party may otherwise have.

Section 7.9        Non-Recourse.

No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Seller, Buyer or any of their respective Affiliates shall have any Liability for any obligations or liabilities of Seller or Buyer (as applicable) under this Agreement or the Ancillary Documents or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

Section 7.10      Counterparts.

This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Such counterparts may be delivered by facsimile or other electronic transmission.

Section 7.11      Waiver of Jury Trial.

The parties hereto each hereby waive trial by jury in any judicial proceeding involving, directly or indirectly, any matters (whether sounding in tort, contract or otherwise) in any way arising out of, related to or connected with this Agreement or the transactions contemplated hereby.

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Section 7.12      Litigation Transition.

Prior to Closing, Seller shall deliver written notification to Buyer of (i) the Purchased Assets in litigation including the names, addresses, telephone numbers and e-mail addresses of all parties involved in such litigation and (ii) all documents related to such litigation. Within five (5) business days after Closing, Seller shall (i) notify the clerk of the court and all counsel of record involved in such litigation that ownership of the Purchased Asset in question has been transferred from Seller to Buyer, (ii) through its attorney, if requested by Buyer and in cooperation with Buyer’s attorney, file appropriate pleadings with the court that will (x) substitute Buyer’s attorney for Seller’s attorney, and (y) remove Seller as a party to the litigation and substitute Buyer as the real party in interest. If Seller fails to substitute Buyer’s attorney for Seller’s attorney or to remove Seller as a party in interest, then Seller shall pay continued legal expenses in such litigation until such time as the substitution is effected. In no event shall (i) Buyer be liable for any contingency arrangements of Seller with Seller’s attorneys or (ii) such substitution shall include (or be otherwise construed as) any assumption by Buyer of any Seller Retained Liabilities; provided, that in the event any settlement or other resolution of litigation involves or creates a Seller Retained Liability, Buyer shall obtain Seller’s prior written consent to such settlement or resolution. For the period from and after the Closing Date, Seller consents to the engagement by Buyer of counsel to Seller in connection with any litigation or other matter relating to the Purchased Assets or otherwise, subject to appropriate limitations on the scope of such engagement, an agreement between such counsel and Seller satisfactory to Seller, and maintenance of the attorney-client privilege as to all communications between the Seller and such counsel prior to the Closing; provided that (a) no such counsel shall represent either Seller or Buyer in connection with any dispute under this Agreement or between Seller and Buyer and (b) Buyer agrees that Seller may retain such counsel for any new matters unrelated to such litigation or other matters.

Section 7.13      Insurance Policies.

To the extent the Loan Documents contain casualty insurance policies, credit life or disability policies, private insurance guarantor policies, or other similar types of documents (the “Policies”), Seller agrees to (a) deliver the original Policies (or if original Policies are not available, copies of such Policies) to Buyer on or before the Servicing Transfer Date, (b) prior to the Servicing Transfer Date, notify each of the insurance carriers of the sale of the applicable Loans to Buyer and cause the applicable insurance carrier to substitute Buyer or its designee as the new loss payee on each of the Policies as of the Closing Date to the extent required by the terms of each such Policy, and (c) otherwise cooperate with Buyer (at no cost or expense to Buyer) to substitute Buyer or Buyer’s designee as loss payee for any Policies in which the Seller is listed as loss payee as of the Closing Date.

Section 7.14      Nondisclosure.

Buyer and Seller agree to maintain the Purchase Price and the portion of the Purchase Price allocated to each Purchased Asset, any non-public information contained in the Disclosure Schedule, and all negotiations relating to the subject matter of this Agreement as confidential between the parties. Notwithstanding anything to the contrary in this Agreement, any party (or its Affiliates) may disclose such confidential information to its lenders, in the course of its (or its Affiliates’) normal reporting practices to its (or their) regulators or direct or indirect owners, or if required by applicable law or regulations, including but not limited to federal securities laws and regulations, or any rule of any stock exchange (in each case, including pursuant to a registration statement or other document filed with a governmental authority under applicable law) or if necessary for it to perform any of its duties or obligations hereunder, all as determined by such party in its discretion. Notwithstanding anything in this Agreement to the contrary, Buyer shall have the right to (x) disclose to those Persons directly related to the Purchased Assets (for example, Borrowers, guarantors, title companies, tenants, etc.) that Buyer has purchased the Purchased Assets and shall have the right without the consent of Seller or any other Person to disclose such confidential information as may be necessary or desirable to inform such Persons that Buyer is the owner of the Purchased Assets and/or to enforce the related Loan Documents; (y) Buyer and its agents and Affiliates shall have the right to disclose confidential information that is necessary or desirable in Buyer’s opinion to enforce its rights under the Purchased Assets and related Loan Documents, and (z) Buyer shall have the right to disclose to any potential buyer, lender, bondholder or rating agency such confidential information as may be necessary or desirable to disclose in connection with a sale, transfer, secured or unsecured financing or securitization of the Purchased Assets by Buyer or its Affiliates.

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Section 7.15      Further Assurances.

At any time, and from time to time hereafter, upon the reasonable request of Buyer, Seller will do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, recordings and assurances as may be reasonably required in order to assign, transfer, grant, convey, assure and confirm to Buyer, or to permit Buyer to collect and reduce to possession, any or all of the Purchased Assets sold hereunder and to effectuate and evidence the assignment of judgments related thereto. All instruments relating to the purchase and sale of the Purchased Assets pursuant to this Agreement, and all proceedings taken in connection with this Agreement and the transactions contemplated hereby, shall be in form and substance mutually satisfactory to Buyer and Seller.

Section 7.16      Disclosure Schedule.

Seller has set forth information on the Disclosure Schedule in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Disclosure Schedule need not be set forth in any other section so long as its relevance to such other section of the Disclosure Schedule or section of the Agreement is reasonably apparent on the face of the information disclosed therein to the Person to which such disclosure is being made. The parties hereto acknowledge and agree that (a) the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of Buyer and (b) the disclosure by Seller of any matter in the Disclosure Schedule shall not be deemed to constitute an acknowledgment by Seller that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the undersigned parties has caused to be duly executed in its name by its duly authorized officer this Asset Purchase Agreement as of the date set forth in the opening paragraph.

SELLER:

FIRST SOUTH BANK

By:	/s/ Bruce W. Elder
Name: Bruce W. Elder
Title: President and CEO

BUYER:

EMERALD PORTFOLIO, LLC

By:	Emerald Loan Grand Avenue Partners, Ltd.
Its:	Managing Member

	By:	Oaktree Capital Management, L.P.
	Its:	Director

		By:	/s/ Brian Lalbow
Name: Brian Lalbow
Title: Managing Director

		By:	/s/ Mark Jacobs
Name: Mark Jacobs
Title: Managing Director

Disclosure schedules and exhibits are not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Company will provide a copy of such schedules or exhibits to the Commission upon request.